UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 8, 2011

Aceto Corporation
(Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 8, 2011, Aceto Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”).  The matters voted on at the Meeting were:  the election of directors, approval of the advisory vote on executive compensation, the frequency of advisory votes on executive compensation and the ratification of the appointment of the Company’s independent registered public accounting firm. The final voting results were as follows:

1.
The election of nominees Albert L. Eilender, Robert A. Wiesen, Hans C. Noetzli, William N. Britton, Richard P. Randall, Salvatore Guccione and Natasha Giordano as directors of the Company to hold office until the next annual meeting of stockholders and until their successors shall be elected.

The votes were cast for this matter as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Albert L. Eilender	9,735,665	5,425,410	7,268,897
Robert A. Wiesen	6,605,736	8,555,339	7,268,897
Hans C. Noetzli	9,668,814	5,492,261	7,268,897
William N. Britton	9,675,729	5,485,346	7,268,897
Richard P. Randall	9,232,948	5,928,127	7,268,897
Salvatore Guccione Natasha Giordano	13,031,172 14,691,507	2,129,903 469,568	7,268,897 7,268,897

Each nominee was elected a director of the Company.

2.	The proposal to approve, on an advisory basis, executive compensation was approved based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

13,116,007	727,434	1,317,634	7,268,897

3.	The proposal on the frequency of future advisory votes on executive compensation received the following votes:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES

9,089,725	3,347,682	1,481,835	1,241,833	7,268,897

Based upon the results set forth above, the Board of Directors has determined that advisory votes on executive compensation will be submitted to shareholders on an annual basis until the next required advisory vote on the frequency of shareholder votes on executive compensation, which will occur no later than our 2017 Annual Meeting of Shareholders.

4.
The proposal to ratify the appointment of  BDO USA, LLP as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2012 was approved based upon the following votes:

FOR	AGAINST	ABSTAIN

22,209,237	150,885	69,850

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: December 12, 2011	By:	/s/ Albert L. Eilender
Albert L. Eilender
Chairman of the Board and
Chief Executive Officer

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